VZQTR20FIN
Exhibit 99

News Release

FOR IMMEDIATE RELEASE	Media contacts:
October 29, 2025	Katie Magnotta
201-602-9235
katie.magnotta@verizon.com

Jamie Serino
201-401-5460
jamie.serino@verizon.com

Verizon Reports 3Q 2025 Earnings
Reiterates Full-Year Financial Guidance

Verizon CEO Outlines New Vision

3Q 2025 Key Results
•Grew wireless service revenue1 to $21.0 billion
•Over 18 percent of the company's Consumer postpaid phone customers have a converged offering
•Raised the dividend for the 19th consecutive year

NEW YORK - Verizon Communications Inc. (NYSE, Nasdaq: VZ) today reported third-quarter 2025 results and is on track to deliver full-year financial guidance.
“We are going to take bold and fiscally responsible action to redefine Verizon’s trajectory at this critical inflection point for our company. We will rapidly shift to a customer-first culture, one that thrives on delighting our customers,” said Dan Schulman, Verizon CEO. “These will not be incremental changes. We will aggressively transform our culture, our cost structure, and the financial profile of Verizon in order to put our customers first, compete effectively, and deliver sustainable returns for our shareholders.”
On this morning's third quarter earnings call, Schulman will provide his vision to return Verizon to growth.

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VZQTR20FIN
3Q 2025 Highlights
Consolidated

•Earnings per share (EPS) of $1.17 in third-quarter 2025 compared to EPS of $0.78 in third-quarter 2024; adjusted EPS2, excluding special items, of $1.21 compared to $1.19 in third-quarter 2024.
•Total operating revenue of $33.8 billion in third-quarter 2025, up 1.5 percent year-over-year.
•Cash flow from operating activities for the nine months ended September 30, 2025 was $28.0 billion, an increase from $26.5 billion during the same period in 2024.
•Free cash flow2 for the nine months ended September 30, 2025 was $15.8 billion, an increase from $14.5 billion during the same period in 2024.
•Consolidated net income for third-quarter 2025 was $5.1 billion compared to $3.4 billion in third-quarter 2024. Consolidated adjusted EBITDA2 was $12.8 billion in third-quarter 2025 compared to $12.5 billion in third-quarter 2024.
•Wireless service revenue1 in third-quarter 2025 was an industry-leading $21.0 billion, up 2.1 percent year-over-year.
•Wireless equipment revenue of $5.6 billion in third-quarter 2025, up 5.2 percent year-over-year.
•Verizon's total unsecured debt as of the end of third-quarter 2025 was $119.7 billion, compared to $126.4 billion at the end of third-quarter 2024. The company's net unsecured debt2 at the end of third-quarter 2025 was $112.0 billion. At the end of third-quarter 2025, Verizon's ratio of unsecured debt to consolidated net income (LTM) was 5.9 times and its net unsecured debt to consolidated adjusted EBITDA ratio2 was 2.2 times.
Broadband

•Delivered 306,000 broadband net additions in third-quarter 2025.
•Total fixed wireless access net additions were 261,000 in third-quarter 2025, bringing the base to nearly 5.4 million fixed wireless access subscribers.
•Delivered 61,000 Fios internet net additions in third-quarter 2025, the best quarterly result in two years.
•Total broadband connections grew to more than 13.2 million as of the end of third-quarter 2025, representing a 11.1 percent increase year-over-year.

Verizon Consumer
•Total Verizon Consumer revenue was $26.1 billion in third-quarter 2025, an increase of 2.9 percent year-over-year.
•Consumer wireless service revenue in third-quarter 2025 was $17.4 billion, up 2.4 percent year-over-year.
•Consumer wireless retail postpaid churn was 1.12 percent in third-quarter 2025, and wireless retail postpaid phone churn was 0.91 percent.
•Consumer wireless postpaid average revenue per account (ARPA) of $147.91 in third-quarter 2025, an increase of 2.0 percent year-over-year.
•In third-quarter 2025, Consumer reported 7,000 wireless retail postpaid phone net losses compared to 18,000 postpaid phone net additions in third-quarter 2024.

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VZQTR20FIN
•In third-quarter 2025, Consumer reported 47,000 wireless retail core prepaid3 net additions, representing the fifth consecutive quarter of positive subscriber growth.
•In third-quarter 2025, Consumer operating income was $7.7 billion, an increase of 0.8 percent year-over-year, and segment operating income margin was 29.4 percent, compared to 30.0 percent in third-quarter 2024. Segment EBITDA2 in third-quarter 2025 was $11.2 billion, an increase of 2.0 percent year-over-year. These results were driven by improvements in Consumer wireless service revenue. Segment EBITDA margin2 in third-quarter 2025 was 43.0 percent compared to 43.4 percent in third-quarter 2024.

Verizon Business
•Total Verizon Business revenue was $7.1 billion in third-quarter 2025, a decrease of 2.8 percent year-over-year.
•Business wireless service revenue in third-quarter 2025 was $3.6 billion, an increase of 0.7 percent year-over-year.
•Business reported 110,000 wireless retail postpaid net additions in third-quarter 2025. This result included 51,000 postpaid phone net additions.
•Business wireless retail postpaid churn was 1.56 percent in third-quarter 2025, and wireless retail postpaid phone churn was 1.25 percent.
•In third-quarter 2025, Verizon Business operating income was $637 million, an increase of 12.7 percent year-over-year, resulting in segment operating income margin of 8.9 percent, an increase from 7.7 percent in third-quarter 2024. Segment EBITDA2 in third-quarter 2025 was $1.7 billion, an increase of 4.2 percent year-over-year. Segment EBITDA margin2 in third-quarter 2025 was 23.4 percent, an increase from 21.8 percent in third-quarter 2024.
Outlook and guidance
The company does not provide a reconciliation for certain of the following adjusted (non-GAAP) forecasts because it cannot, without unreasonable effort, predict the special items that could arise, and the company is unable to address the probable significance of the unavailable information.
Verizon remains confident in its previously updated guidance for the full year:

•Total wireless service revenue1 growth of 2.0 percent to 2.8 percent.
•Adjusted EBITDA2 growth of 2.5 percent to 3.5 percent.
•Adjusted EPS2 growth of 1.0 percent to 3.0 percent.
•Cash flow from operations of $37.0 billion to $39.0 billion.
•Free cash flow2 of $19.5 billion to $20.5 billion.

In addition, Verizon remains on track to meet its investment goals for 2025 and expects capital expenditures to be within or below the previously guided range of $17.5 billion to $18.5 billion.

Verizon's 2025 financial guidance does not reflect any assumptions regarding the pending acquisition of Frontier.

1 Total wireless service revenue represents the sum of Consumer and Business segments. Reflects the reclassification of recurring device protection and insurance related plan revenues from other revenue into wireless service revenue in the first quarter of 2025. Where applicable, historical results have been recast to conform to the current period presentation.

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VZQTR20FIN
2 Non-GAAP financial measure. See the accompanying schedules and www.verizon.com/about/investors for reconciliations of non-GAAP financial measures cited in this document to most directly comparable financial measures under generally accepted accounting principles (GAAP).
3 Represents total prepaid results excluding SafeLink brand. Includes both phone and non-phone net additions.
Verizon Communications Inc. (NYSE, Nasdaq: VZ) powers and empowers how its millions of customers live, work and play, delivering on their demand for mobility, reliable network connectivity and security. Headquartered in New York City, serving countries worldwide and nearly all of the Fortune 500, Verizon generated revenues of $134.8 billion in 2024. Verizon’s world-class team never stops innovating to meet customers where they are today and equip them for the needs of tomorrow. For more, visit verizon.com or find a retail location at verizon.com/stores.

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Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “forecasts,” “hopes,” “intends,” “plans,” “targets” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of competition in the markets in which we operate, including the inability to successfully respond to competitive factors such as prices, promotional incentives and evolving consumer preferences; failure to take advantage of, or respond to competitors' use of, developments in technology, including artificial intelligence, and address changes in consumer demand; performance issues or delays in the deployment of our 5G network resulting in significant costs or a reduction in the anticipated benefits of the enhancement to our networks; the inability to implement our business strategy; adverse conditions in the U.S. and international economies, including inflation and changing interest rates in the markets in which we operate; changes to international trade and tariff policies and related economic and other impacts; cyberattacks impacting our networks or systems and any resulting financial or reputational impact; damage to our infrastructure or disruption of our operations from natural disasters, extreme weather conditions, acts of war, terrorist attacks or other hostile acts and any resulting financial or reputational impact; disruption of our key suppliers’ or vendors' provisioning of products or services, including as a result of geopolitical factors, natural disasters or extreme weather conditions; material adverse changes in labor matters and any resulting financial or operational impact; damage to our reputation or brands; the impact of public health crises on our business, operations, employees and customers; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks or businesses; allegations regarding the release of hazardous materials or pollutants into the environment from our, or our predecessors’, network assets and any related government investigations, regulatory developments, litigation, penalties and other liability, remediation and compliance costs, operational impacts or reputational damage; our high level of indebtedness; significant litigation and any resulting material expenses incurred in defending against lawsuits or paying awards or settlements; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or regulations, or in their interpretation, or challenges to our tax positions, resulting in additional tax expense or liabilities; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and risks associated with mergers, acquisitions, divestitures and other strategic transactions, including our ability to consummate the proposed acquisition of Frontier Communications Parent, Inc. and obtain cost savings, synergies and other anticipated benefits within the expected time period or at all.

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Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 9/30/25	3 Mos. Ended 9/30/24	% Change	9 Mos. Ended 9/30/25	9 Mos. Ended 9/30/24	% Change

Operating Revenues
Service revenues and other	$28,202	$27,987	0.8	$84,538	$83,405	1.4
Wireless equipment revenues	5,619	5,343	5.2	17,272	15,702	10.0
Total Operating Revenues	33,821	33,330	1.5	101,810	99,107	2.7

Operating Expenses
Cost of services	6,863	7,193	(4.6)	20,691	21,064	(1.8)
Cost of wireless equipment	6,483	6,047	7.2	19,596	17,519	11.9
Selling, general and administrative expense	7,752	9,706	(20.1)	23,438	25,873	(9.4)
Depreciation and amortization expense	4,618	4,458	3.6	13,830	13,386	3.3
Total Operating Expenses	25,716	27,404	(6.2)	77,555	77,842	(0.4)

Operating Income	8,105	5,926	36.8	24,255	21,265	14.1
Equity in losses of unconsolidated businesses	(6)	(24)	(75.0)	(3)	(47)	(93.6)
Other income, net	92	72	27.8	292	198	47.5
Interest expense	(1,664)	(1,672)	(0.5)	(4,935)	(5,005)	(1.4)
Income Before Provision For Income Taxes	6,527	4,302	51.7	19,609	16,411	19.5
Provision for income taxes	(1,471)	(891)	65.1	(4,449)	(3,576)	24.4
Net Income	$5,056	$3,411	48.2	$15,160	$12,835	18.1

Net income attributable to noncontrolling interests	$106	$105	1.0	$328	$334	(1.8)
Net income attributable to Verizon	4,950	3,306	49.7	14,832	12,501	18.6
Net Income	$5,056	$3,411	48.2	$15,160	$12,835	18.1

Basic Earnings Per Common Share
Net income attributable to Verizon	$1.17	$0.78	50.0	$3.51	$2.96	18.6
Weighted-average shares outstanding (in millions)	4,228	4,220		4,225	4,217

Diluted Earnings Per Common Share(1)
Net income attributable to Verizon	$1.17	$0.78	50.0	$3.51	$2.96	18.6
Weighted-average shares outstanding (in millions)	4,233	4,225		4,229	4,221
Footnotes:
(1)Where applicable, Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)
Unaudited	9/30/25	12/31/24	$ Change

Assets
Current assets
Cash and cash equivalents	$7,706	$4,194	$3,512
Accounts receivable	27,083	27,261	(178)
Less Allowance for credit losses	1,163	1,152	11
Accounts receivable, net	25,920	26,109	(189)
Inventories	2,700	2,247	453
Prepaid expenses and other	7,684	7,973	(289)
Total current assets	44,010	40,523	3,487

Property, plant and equipment	334,765	331,406	3,359
Less Accumulated depreciation	226,298	222,884	3,414
Property, plant and equipment, net	108,467	108,522	(55)
Investments in unconsolidated businesses	799	842	(43)
Wireless licenses	156,926	156,613	313
Goodwill	22,841	22,841	—
Other intangible assets, net	10,516	11,129	(613)
Operating lease right-of-use assets	23,760	24,472	(712)
Other assets	21,012	19,769	1,243
Total assets	$388,331	$384,711	$3,620

Liabilities and Equity
Current liabilities
Debt maturing within one year	$20,146	$22,633	$(2,487)
Accounts payable and accrued liabilities	20,700	23,374	(2,674)
Current operating lease liabilities	4,501	4,415	86
Other current liabilities	14,216	14,349	(133)
Total current liabilities	59,563	64,771	(5,208)

Long-term debt	126,629	121,381	5,248
Employee benefit obligations	11,072	11,997	(925)
Deferred income taxes	48,226	46,732	1,494
Non-current operating lease liabilities	19,176	19,928	(752)
Other liabilities	17,320	19,327	(2,007)
Total long-term liabilities	222,423	219,365	3,058

Equity
Common stock	429	429	—
Additional paid in capital	13,408	13,466	(58)
Retained earnings	95,316	89,110	6,206
Accumulated other comprehensive loss	(1,651)	(923)	(728)
Common stock in treasury, at cost	(3,287)	(3,583)	296
Deferred compensation – employee stock ownership plans and other	827	738	89
Noncontrolling interests	1,303	1,338	(35)
Total equity	106,345	100,575	5,770
Total liabilities and equity	$388,331	$384,711	$3,620

Verizon Communications Inc.

Consolidated - Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)
Unaudited	9/30/25		12/31/24

Total debt	$146,775		$144,014
Unsecured debt	$119,714		$117,876
Net unsecured debt(1)	$112,008		$113,682
Unsecured debt / Consolidated Net Income (LTM)	5.9	x	6.6	x
Net unsecured debt / Consolidated Adjusted EBITDA(1)(2)	2.2	x	2.3	x
Common shares outstanding end of period (in millions)	4,216		4,210
Total employees (‘000)(3)	100.2		99.6
Quarterly cash dividends declared per common share	$0.6900		$0.6775
Footnotes:
(1)Non-GAAP financial measure.
(2)Consolidated Adjusted EBITDA excludes the effects of non-operational items and special items.
(3)Number of employees on a full-time equivalent basis.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)
Unaudited	9 Mos. Ended 9/30/25	9 Mos. Ended 9/30/24	$ Change

Cash Flows from Operating Activities
Net Income	$15,160	$12,835	$2,325
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	13,830	13,386	444
Employee retirement benefits	444	469	(25)
Deferred income taxes	1,809	247	1,562
Provision for expected credit losses	1,613	1,623	(10)
Equity in losses of unconsolidated businesses, inclusive of dividends received	41	62	(21)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(4,054)	(2,609)	(1,445)
Other, net	(820)	467	(1,287)
Net cash provided by operating activities	28,023	26,480	1,543

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(12,263)	(12,019)	(244)
Acquisitions of wireless licenses	(340)	(768)	428
Other, net	923	(326)	1,249
Net cash used in investing activities	(11,680)	(13,113)	1,433

Cash Flows from Financing Activities
Proceeds from long-term borrowings	3,952	3,142	810
Proceeds from asset-backed long-term borrowings	7,340	8,229	(889)
Repayments of long-term borrowings and finance lease obligations	(7,529)	(6,623)	(906)
Repayments of asset-backed long-term borrowings	(6,437)	(6,158)	(279)
Dividends paid	(8,569)	(8,399)	(170)
Other, net	(1,579)	(1,668)	89
Net cash used in financing activities	(12,822)	(11,477)	(1,345)

Increase in cash, cash equivalents and restricted cash	3,521	1,890	1,631
Cash, cash equivalents and restricted cash, beginning of period	4,635	3,497	1,138
Cash, cash equivalents and restricted cash, end of period	$8,156	$5,387	$2,769
Footnote:
Certain amounts have been reclassified to conform to the current period presentation.

Verizon Communications Inc.

Consumer - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/25	3 Mos. Ended 9/30/24	% Change	9 Mos. Ended 9/30/25	9 Mos. Ended 9/30/24	% Change

Operating Revenues
Service(1)	$20,338	$19,919	2.1	$60,664	$59,394	2.1
Wireless equipment	4,766	4,478	6.4	14,667	13,111	11.9
Other(1)	1,001	963	3.9	3,040	2,839	7.1
Total Operating Revenues	26,105	25,360	2.9	78,371	75,344	4.0

Operating Expenses
Cost of services	4,635	4,567	1.5	13,790	13,554	1.7
Cost of wireless equipment	5,270	4,850	8.7	15,988	14,032	13.9
Selling, general and administrative expense	4,968	4,928	0.8	15,169	15,064	0.7
Depreciation and amortization expense	3,568	3,411	4.6	10,693	10,114	5.7
Total Operating Expenses	18,441	17,756	3.9	55,640	52,764	5.5

Operating Income	$7,664	$7,604	0.8	$22,731	$22,580	0.7
Operating Income Margin	29.4%	30.0%		29.0%	30.0%

Segment EBITDA(2)	$11,232	$11,015	2.0	$33,424	$32,694	2.2
Segment EBITDA Margin(2)	43.0%	43.4%		42.6%	43.4%
Footnotes:
(1) Reflects the reclassification of recurring device protection and insurance related plan revenues from Other revenue into Wireless service revenue in the first quarter of 2025. Where applicable, historical results have been recast to conform to the current period presentation.
(2) Non-GAAP financial measure.
The segment financial results and metrics above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Consumer - Selected Operating Statistics

Unaudited				9/30/25	9/30/24	% Change

Connections (‘000):
Wireless retail				115,076	114,211	0.8
Wireless retail postpaid				94,870	94,005	0.9
Wireless retail postpaid phone				74,364	74,412	(0.1)
Wireless retail core prepaid(1)				19,062	18,780	1.5

Fios video				2,494	2,744	(9.1)
Fios internet				7,263	7,088	2.5

Fixed wireless access (FWA) broadband				3,198	2,498	28.0
Wireline broadband				7,395	7,264	1.8
Total broadband				10,593	9,762	8.5

Unaudited	3 Mos. Ended 9/30/25	3 Mos. Ended 9/30/24	% Change	9 Mos. Ended 9/30/25	9 Mos. Ended 9/30/24	% Change

Gross Additions (‘000):
Wireless retail postpaid	3,104	3,088	0.5	9,351	8,972	4.2
Wireless retail postpaid phone	2,016	1,860	8.4	5,632	5,181	8.7

Net Additions Detail (‘000):
Wireless retail	(108)	(1)	*	(155)	(694)	77.7
Wireless retail postpaid	(74)	68	*	(237)	215	*
Wireless retail postpaid phone	(7)	18	*	(414)	(285)	(45.3)
Wireless retail core prepaid(1)	47	80	(41.3)	234	(63)	*

Fios video	(70)	(74)	5.4	(190)	(207)	8.2
Fios internet	59	39	51.3	128	112	14.3

FWA broadband	121	209	(42.1)	484	630	(23.2)
Wireline broadband	47	26	80.8	95	75	26.7
Total broadband	168	235	(28.5)	579	705	(17.9)

Churn Rate:
Wireless retail	1.61%	1.61%		1.59%	1.62%
Wireless retail postpaid	1.12%	1.07%		1.12%	1.04%
Wireless retail postpaid phone	0.91%	0.83%		0.90%	0.82%
Wireless retail core prepaid(1)	3.73%	3.72%		3.60%	3.64%

Revenue Statistics (in millions):
Wireless service revenue(2)	$17,441	$17,036	2.4	$52,009	$50,781	2.4
Fios revenue	$2,937	$2,916	0.7	$8,757	$8,708	0.6

Verizon Communications Inc.

Consumer - Selected Operating Statistics (continued)

Unaudited	3 Mos. Ended 9/30/25	3 Mos. Ended 9/30/24	% Change	9 Mos. Ended 9/30/25	9 Mos. Ended 9/30/24	% Change

Other Wireless Statistics:
Wireless retail postpaid ARPA(2)(3)	$147.91	$144.94	2.0	$147.29	$143.46	2.7
Wireless retail postpaid upgrade rate	3.6%	3.2%
Wireless retail postpaid accounts (‘000)(4)				32,353	32,719	(1.1)
Wireless retail postpaid connections per account(4)				2.93	2.87	2.1
Wireless retail core prepaid ARPU(5)	$32.70	$32.41	0.9	$32.40	$32.38	0.1
Footnotes:
(1) Represents total prepaid results excluding our SafeLink brand.
(2) Reflects the reclassification of recurring device protection and insurance related plan revenues from Other revenue into Wireless service revenue in the first quarter of 2025. Where applicable, historical results have been recast to conform to the current period presentation.
(3) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(4) Statistics presented as of end of period.
(5) Wireless retail core prepaid ARPU - average service revenue per unit from retail prepaid connections excluding our SafeLink brand.
Where applicable, the operating results reflect certain adjustments, including those related to the reclassification of connections associated with Verizon’s second number offering, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures. Where applicable, historical results have been recast to conform to the current period presentation.
Certain intersegment transactions with corporate entities have not been eliminated.
* Not meaningful

Verizon Communications Inc.

Business - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/25	3 Mos. Ended 9/30/24	% Change	9 Mos. Ended 9/30/25	9 Mos. Ended 9/30/24	% Change

Operating Revenues
Enterprise and Public Sector	$3,311	$3,538	(6.4)	$10,203	$10,670	(4.4)
Business Markets and Other	3,352	3,263	2.7	10,012	9,661	3.6
Wholesale	479	550	(12.9)	1,488	1,696	(12.3)
Total Operating Revenues	7,142	7,351	(2.8)	21,703	22,027	(1.5)

Operating Expenses
Cost of services	2,224	2,440	(8.9)	6,897	7,327	(5.9)
Cost of wireless equipment	1,213	1,197	1.3	3,608	3,487	3.5
Selling, general and administrative expense	2,033	2,109	(3.6)	6,173	6,503	(5.1)
Depreciation and amortization expense	1,035	1,040	(0.5)	3,086	3,246	(4.9)
Total Operating Expenses	6,505	6,786	(4.1)	19,764	20,563	(3.9)

Operating Income	$637	$565	12.7	$1,939	$1,464	32.4
Operating Income Margin	8.9%	7.7%		8.9%	6.6%

Segment EBITDA(1)	$1,672	$1,605	4.2	$5,025	$4,710	6.7
Segment EBITDA Margin(1)	23.4%	21.8%		23.2%	21.4%
Footnotes:
(1) Non-GAAP financial measure.
The segment financial results and metrics above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Business - Selected Operating Statistics

Unaudited				9/30/25	9/30/24	% Change

Connections (‘000):
Wireless retail postpaid				31,043	30,532	1.7
Wireless retail postpaid phone				18,882	18,603	1.5

Fios video				49	56	(12.5)
Fios internet				411	397	3.5

FWA broadband				2,193	1,698	29.2
Wireline broadband				456	459	(0.7)
Total broadband				2,649	2,157	22.8

Unaudited	3 Mos. Ended 9/30/25	3 Mos. Ended 9/30/24	% Change	9 Mos. Ended 9/30/25	9 Mos. Ended 9/30/24	% Change

Gross Additions (‘000):
Wireless retail postpaid	1,559	1,601	(2.6)	4,620	4,711	(1.9)
Wireless retail postpaid phone	756	770	(1.8)	2,227	2,201	1.2

Net Additions Detail (‘000):
Wireless retail postpaid	110	281	(60.9)	269	727	(63.0)
Wireless retail postpaid phone	51	149	(65.8)	160	364	(56.0)

Fios video	(2)	(2)	—	(5)	(5)	—
Fios internet	2	4	(50.0)	10	12	(16.7)

FWA broadband	140	154	(9.1)	363	465	(21.9)
Wireline broadband	(2)	—	*	(4)	(1)	*
Total broadband	138	154	(10.4)	359	464	(22.6)

Churn Rate:
Wireless retail postpaid	1.56%	1.45%		1.56%	1.47%
Wireless retail postpaid phone	1.25%	1.12%		1.22%	1.11%

Revenue Statistics (in millions):
Wireless service revenue(1)	$3,588	$3,562	0.7	$10,732	$10,550	1.7
Fios revenue	$310	$314	(1.3)	$930	$938	(0.9)

Other Operating Statistics:
Wireless retail postpaid upgrade rate	2.3%	2.5%
Footnotes:
(1) Reflects the reclassification of recurring device protection and insurance related plan revenues from Other revenue into Wireless service revenue in the first quarter of 2025. Where applicable, historical results have been recast to conform to the current period presentation.
Where applicable, the operating results reflect certain adjustments, including those related to the reclassification of connections associated with Verizon’s second number offering, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures. Where applicable, historical results have been recast to conform to the current period presentation.
Certain intersegment transactions with corporate entities have not been eliminated.
* Not meaningful

Verizon Communications Inc.

Supplemental Information - Total Wireless Operating and Financial Statistics

The following supplemental schedule contains certain financial and operating metrics which reflect an aggregation of our Consumer and Business segments’ wireless results.

Unaudited				9/30/25	9/30/24	% Change

Connections (‘000)
Retail				146,119	144,743	1.0
Retail postpaid				125,913	124,537	1.1
Retail postpaid phone				93,246	93,015	0.2
Retail core prepaid(1)				19,062	18,780	1.5

Unaudited	3 Mos. Ended 9/30/25	3 Mos. Ended 9/30/24	% Change	9 Mos. Ended 9/30/25	9 Mos. Ended 9/30/24	% Change

Net Additions Detail (‘000)
Retail	2	280	(99.3)	114	33	*
Retail postpaid	36	349	(89.7)	32	942	(96.6)
Retail postpaid phone	44	167	(73.7)	(254)	79	*
Retail core prepaid(1)	47	80	(41.3)	234	(63)	*

Account Statistics
Retail postpaid accounts (‘000)(2)				34,470	34,746	(0.8)
Retail postpaid connections per account(2)				3.65	3.58	2.0
Retail postpaid ARPA(3)(6)	$171.27	$168.44	1.7	$170.62	$166.69	2.4
Retail core prepaid ARPU(4)	$32.70	$32.41	0.9	$32.40	$32.38	0.1

Churn Detail
Retail	1.60%	1.57%		1.59%	1.59%
Retail postpaid	1.23%	1.16%		1.23%	1.14%
Retail postpaid phone	0.98%	0.88%		0.97%	0.87%
Retail core prepaid(1)	3.73%	3.72%		3.60%	3.64%

Retail Postpaid Connection Statistics
Upgrade rate	3.3%	3.0%

Revenue Statistics (in millions)(5)
FWA revenue	$758	$562	34.9	$2,154	$1,528	41.0
Wireless service(6)	$21,029	$20,598	2.1	$62,741	$61,331	2.3
Wireless equipment	5,619	5,343	5.2	17,272	15,702	10.0
Wireless other(6)	996	907	9.8	3,031	2,645	14.6
Total Wireless	$27,644	$26,848	3.0	$83,044	$79,678	4.2
Footnotes:
(1) Represents total prepaid results excluding our SafeLink brand.
(2) Statistics presented as of end of period.
(3) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(4) Wireless retail core prepaid ARPU - average service revenue per unit from retail prepaid connections excluding our SafeLink brand.
(5) Intersegment transactions between Consumer or Business segment with corporate entities have not been eliminated.
(6) Reflects the reclassification of recurring device protection and insurance related plan revenues from Other revenue into Wireless service revenue in the first quarter of 2025. Where applicable, historical results have been recast to conform to the current period presentation.
Where applicable, the operating results reflect certain adjustments, including those related to the reclassification of connections associated with Verizon’s second number offering, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures. Where applicable, historical results have been recast to conform to the current period presentation.
* Not meaningful

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA and Consolidated Adjusted EBITDA
(dollars in millions)
Unaudited	3 Mos. Ended 9/30/25	3 Mos. Ended 6/30/25	3 Mos. Ended 3/31/25	3 Mos. Ended 12/31/24	3 Mos. Ended 9/30/24	3 Mos. Ended 6/30/24	3 Mos. Ended 3/31/24

Consolidated Net Income	$5,056	$5,121	$4,983	$5,114	$3,411	$4,702	$4,722
Add:
Provision for income taxes	1,471	1,488	1,490	1,454	891	1,332	1,353
Interest expense	1,664	1,639	1,632	1,644	1,672	1,698	1,635
Depreciation and amortization expense(1)	4,618	4,635	4,577	4,506	4,458	4,483	4,445
Consolidated EBITDA	$12,809	$12,883	$12,682	$12,718	$10,432	$12,215	$12,155

Add/(subtract):
Other (income) expense, net(2)	$(92)	$(79)	$(121)	$(797)	$(72)	$72	$(198)
Equity in (earnings) losses of unconsolidated businesses	6	3	(6)	6	24	14	9
Acquisition and integration related charges	52	—	—	—	—	—	—
Severance charges	—	—	—	—	1,733	—	—
Asset and business rationalization	—	—	—	—	374	—	—
Legacy legal matter	—	—	—	—	—	—	106
	(34)	(76)	(127)	(791)	2,059	86	(83)
Consolidated Adjusted EBITDA	$12,775	$12,807	$12,555	$11,927	$12,491	$12,301	$12,072
Footnotes:
(1) Includes Amortization of acquisition-related intangible assets.
(2) Includes Pension and benefits remeasurement adjustments, where applicable.

Consolidated EBITDA and Consolidated Adjusted EBITDA (LTM)
(dollars in millions)
Unaudited	12 Mos. Ended 9/30/25	12 Mos. Ended 12/31/24

Consolidated Net Income	$20,274	$17,949
Add:
Provision for income taxes	5,903	5,030
Interest expense	6,579	6,649
Depreciation and amortization expense(1)	18,336	17,892
Consolidated EBITDA	$51,092	$47,520

Add/(subtract):
Other income, net(2)	$(1,089)	$(995)
Equity in losses of unconsolidated businesses	9	53
Acquisition and integration related charges	52	—
Severance charges	—	1,733
Asset and business rationalization	—	374
Legacy legal matter	—	106
	(1,028)	1,271
Consolidated Adjusted EBITDA	$50,064	$48,791

Footnotes:
(1) Includes Amortization of acquisition-related intangible assets.
(2) Includes Pension and benefits remeasurement adjustments, where applicable.

Verizon Communications Inc.

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio
(dollars in millions)
Unaudited	9/30/25		6/30/25	12/31/24		9/30/24

Debt maturing within one year	$20,146		$22,067	$22,633		$21,763
Long-term debt	126,629		123,929	121,381		128,878
Total Debt	146,775		145,996	144,014		150,641
Less Secured debt	27,061		26,600	26,138		24,272
Unsecured Debt	119,714		119,396	117,876		126,369
Less Cash and cash equivalents	7,706		3,435	4,194		4,987
Net Unsecured Debt	$112,008		$115,961	$113,682		$121,382
Consolidated Net Income (LTM)	$20,274			$17,949
Unsecured Debt to Consolidated Net Income Ratio	5.9	x		6.6	x
Consolidated Adjusted EBITDA (LTM)	$50,064			$48,791
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.2	x		2.3	x

Adjusted Earnings per Common Share (Adjusted EPS)
(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 9/30/25				3 Mos. Ended 9/30/24
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.17				$0.78
Amortization of acquisition-related intangible assets	$189	$(48)	$141	0.03	$186	$(46)	$140	0.03
Acquisition and integration related charges	52	—	52	0.01	—	—	—	—
Severance charges	—	—	—	—	1,733	(429)	1,304	0.31
Asset and business rationalization	—	—	—	—	374	(90)	284	0.07
	$241	$(48)	$193	$0.05	$2,293	$(565)	$1,728	$0.41
Adjusted EPS				$1.21				$1.19
Footnote:
Adjusted EPS may not add due to rounding.

Free Cash Flow
(dollars in millions)
Unaudited	9 Mos. Ended 9/30/25	9 Mos. Ended 9/30/24

Net Cash Provided by Operating Activities	$28,023	$26,480
Capital expenditures (including capitalized software)	(12,263)	(12,019)
Free Cash Flow	$15,760	$14,461

Free Cash Flow Forecast for Full Year 2025
(dollars in millions)
Unaudited	Revised Forecast	Original Forecast

Net Cash Provided by Operating Activities Forecast	$37,000 - 39,000	$35,000 - 37,000
Capital expenditures forecast (including capitalized software)	(17,500 - 18,500)	(17,500 - 18,500)
Free Cash Flow Forecast	$19,500 - 20,500	$17,500 - 18,500

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments

Segment EBITDA and Segment EBITDA Margin

Consumer
(dollars in millions)
Unaudited	3 Mos. Ended 9/30/25	3 Mos. Ended 9/30/24	9 Mos. Ended 9/30/25	9 Mos. Ended 9/30/24

Operating Income	$7,664	$7,604	$22,731	$22,580
Add Depreciation and amortization expense	3,568	3,411	10,693	10,114
Segment EBITDA	$11,232	$11,015	$33,424	$32,694
Year over year change %	2.0%		2.2%

Total operating revenues	$26,105	$25,360	$78,371	$75,344
Operating Income Margin	29.4%	30.0%	29.0%	30.0%
Segment EBITDA Margin	43.0%	43.4%	42.6%	43.4%

Business
(dollars in millions)
Unaudited	3 Mos. Ended 9/30/25	3 Mos. Ended 9/30/24	9 Mos. Ended 9/30/25	9 Mos. Ended 9/30/24

Operating Income	$637	$565	$1,939	$1,464
Add Depreciation and amortization expense	1,035	1,040	3,086	3,246
Segment EBITDA	$1,672	$1,605	$5,025	$4,710
Year over year change %	4.2%		6.7%

Total operating revenues	$7,142	$7,351	$21,703	$22,027
Operating Income Margin	8.9%	7.7%	8.9%	6.6%
Segment EBITDA Margin	23.4%	21.8%	23.2%	21.4%